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                            SCHEDULE 14A INFORMATION

                   CONSENT STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by registrant / /

Filed by a party other than the registrant /x/           / /  Confidential,
                                                              for Use of the
                                                              Commission Only
Check the appropriate box:                                    (as permitted by
/ / Preliminary consent statement                             Rule 14a-6(e)(2))

/ / Definitive consent statement

/ / Definitive additional materials

/X/ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           RJR NABISCO HOLDINGS CORP.
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                (Name of Registrant as Specified in its Charter)

                                BROOKE GROUP LTD.
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                  (Name of Person(s) Filing Consent Statement)

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Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

/x/ Fee paid previously with preliminary materials.

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/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid: ____________

(2)      Form, schedule or registration statement no.: _____________

(3)      Filing party: ____________________

(4)      Date filed: _________________

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

Attention RJR Nabisco Shareholders:

                                IT'S NOW OR NEVER
                                   FOR NABISCO

We have the key to unlock the value of Nabisco--a firm commitment from tobacco plaintiffs NOT to try to enjoin a spinoff IF Brooke's directors are elected to the RJR Board. IF YOU WANT A NABISCO SPINOFF NOW, THIS IS YOUR ONLY CHANCE.

HOWEVER...

-- If you really believe the tobacco companies will win every case against them for the next 25 years

-- If you really believe the 60 law firms representing the nationwide
   Castano class will go away

-- If you really believe none of the 5 grand juries investigating tobacco will issue any indictments

-- If you really believe all the state Attorneys General trying Medicaid cases will lose interest

-- If you really believe the FDA will say it's OK to market tobacco to children

-- If you really believe no more Philip Morris or other whistleblowers will come forward

-- If you really believe their testimony will make no difference in any of these cases

-- If you really believe RJR Nabisco's current Board will spin off Nabisco any time soon

 ...THEN TURN THE PAGE.

                 BUT IF YOU DONT BELIEVE THIS FANTASY, READ ON:

You have a clear choice. You can have business as usual from the existing Board. Or you can unlock the value in your shares and give RJ Reynolds a future--by voting for Brooke. We pledge to give you:

-- An immediate spinoff of Nabisco with NO injunction risk

-- $2.35 a share in annual dividends (a $2 tobacco dividend + $0.35 on the Nabisco spinoff)

-- Ron Fulford, the man who turned around Imperial Tobacco, revitalizing RJ
   Reynolds

-- Improved corporate governance to protect shareholder rights

-- First option to benefit from our favorable litigation settlement--which would cost RJR Nabisco about a penny a pack--on terms approved by you, the independent shareholders

                                 IT'S UP TO YOU.

VOTE BROOKE GROUP. No matter how many shares you own, your vote is important. Sign and mail the BLUE PROXY CARD to replace a do-nothing Board with a Board that will work for you.

----------------------------------IMPORTANT------------------------------------

If you have any questions or comments, please call GEORGESON & COMPANY INC.
at 1-800-SPINOFF. If you are interested in gaining access to information about our solicitation on the World Wide Web, use http://www.brookegroup.com or http://www.georgeson.com.

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